Exhibit 4.3.2

[FORM OF GLOBAL CERTIFICATE REPRESENTING THE NEW FLOATING RATE NOTES DUE 2011]

(FORM OF FACE OF SECURITY)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	$

CUSIP No: [            ]

ISIN No: [            ]

Cellco Partnership

Verizon Wireless Capital LLC

Floating Rate Notes due 2011

Cellco Partnership, a Delaware general partnership (the “Partnership”), and Verizon Wireless Capital LLC, a Delaware limited liability company (“Capital” and, together with the Partnership, the “Issuers,” which terms include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of                                          Dollars ($        ) on May 20, 2011 and to pay interest on said principal sum at the floating rate per annum determined in accordance with the provisions below, until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. This Debt Security shall bear interest at a rate per annum equal to three-month LIBOR plus 2.60%, except that interest accrued on this Debt Security for periods prior to the date on which the Restricted Security (as defined in the Indenture hereinafter referred to) of the same series was surrendered in exchange for this Debt Security will accrue at the rate or rates borne by such Restricted Security from time to time during such periods. The interest rate will be reset quarterly (as described below), and interest will be payable quarterly in arrears on each May 20, August 20, November 20 and February 20, beginning August 20, 2009, each an “interest payment date”. If any of the interest payment dates falls on a day that is not a Business Day (as defined below), the Issuers will make the payment on the next Business Day unless the next Business Day is in the next calendar month, in which case the interest payment date will be the immediately preceding Business Day. Interest on this Debt Security will be computed on the basis of a 360-day year and the actual number of days elapsed.

Interest on this Debt Security will accrue from, and including, the immediately preceding interest payment date to which interest on this Debt Security or the Restricted Security of the same series that was surrendered in exchange for this Debt Security has been paid or duly provided for or, if no such interest has been paid, May 22, 2009, to, but excluding, the next interest payment date or the maturity date, as the case may be (each of these periods, an “Interest Period”). The amount of accrued interest that the Issuers will pay for any Interest Period can be calculated by multiplying the face amount of this Debt Security by an accrued interest factor. This accrued interest factor is computed by adding the interest factor calculated for each day from the last interest payment date to which interest on this Debt Security or the Restricted Security of the same series that was surrendered in exchange for this Debt Security has been paid or, if no such interest has been paid, May 22, 2009, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. If the maturity date of this Debt Security falls on a day that is not a Business Day, the Issuers will pay principal and interest on the next Business Day, but the Issuers will consider that payment as being made on the date that the payment was due. Accordingly, no interest will accrue on the payment for the period from and after the maturity date to the date the Issuers make the payment on the next Business Day.

The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the interest payment date. However, interest that the Issuers pay on the maturity date will be payable to the person to whom the principal will be payable. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities (as defined on the reverse hereof) not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Issuers maintained for that purpose in the City of New York, State of New York in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuers by check mailed to the registered holder at such address as shall appear in the Security Register. This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The interest rate on this Debt Security will be calculated by the Calculation Agent (as defined below) and will be equal to three-month LIBOR plus 2.60%, except that the interest rate in effect for the period from May 22, 2009 to but excluding August 20, 2009, the initial Interest Reset Date (as defined below), will be established by the Issuers as the rate for deposits in U.S. dollars having a maturity of three months commencing May 22, 2009 that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on May 20, 2009, plus 2.60%. The Calculation Agent will reset the interest rate on each interest payment date (each, an “Interest Reset Date”). The second London Business Day (as defined below) preceding an Interest Reset Date will be the “Interest Determination Date” for that Interest Reset Date. The interest rate in effect on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date on which the Calculation Agent reset the interest rate on this Debt Security or the Restricted Security of the same series that was surrendered in exchange for this Debt Security, except that the interest rate in effect for the period from and including May 22, 2009 to but excluding the initial Interest Reset Date will be the initial interest rate. The interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (2) below.

(2) With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, as specified in (1) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

“The Designated LIBOR Page” means the Reuters screen “LIBOR01” page, or any successor page on Reuters selected by the Issuers with the consent of the Calculation Agent, or if the Issuers determine that no such successor page shall exist on Reuters, an equivalent page on any successor service selected by the Issuers with the consent of the Calculation Agent.

The interest rate applicable to each Interest Period commencing on the related Interest Reset Date shall be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as defined below).

“Business Day” with respect to this Debt Security means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided that the day is also a London Business Day.

“London Business Day” means a day on which commercial banks are open for business, including dealings in U.S. dollars, in London.

“Calculation Agent” means an independent investment banking or commercial banking institution of international standing appointed by the Issuers. The Calculation Agent (which initially shall be U.S. Bank National Association and which may be changed by the Issuers from time to time) shall calculate the interest rate on this Debt Security on or before each Calculation Date and, upon request, provide holders of the Debt Securities the interest rate then in effect and, if determined, the interest rate which shall become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Debt Security. The Calculation Agent’s determination of any interest rate shall be final and binding absent error in the calculation thereof. The “Calculation Date” pertaining to any Interest Determination Date shall be the earlier of (a) the tenth calendar day after such Interest Determination Date, or if any such day is not a Business Day, the next succeeding Business Day, or (b) the Business Day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be executed.

Dated: , 2009	CELLCO PARTNERSHIP

By
Name:
Title:

VERIZON WIRELESS CAPITAL LLC

By
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. Bank National Association as Trustee, Authenticating Agent and Security Registrar

By
Authorized Signatory

Dated:             , 2009

(FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Issuers (herein sometimes referred to as the “Securities”), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 21, 2008 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of December 18, 2008 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), duly executed and delivered by the Issuers and U.S. Bank National Association (hereinafter referred to as the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Issuers and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the “Debt Securities”) unlimited in aggregate principal amount.

The Debt Securities, any related Private Exchange Securities (as defined in the Registration Rights Agreement, dated as of May 22, 2009 (the “Registration Rights Agreement”), among the Issuers and the initial purchasers named therein) and any related Transfer-Restricted Securities (as defined in the Registration Rights Agreement) shall vote and consent together on all matters as one class, and none of such securities shall have the right to vote or consent as a separate class.

Beneficial interests in this global Debt Security may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. This global Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Issuers within 90 days or (ii) the Issuers execute and deliver to the Trustee an Officers’ Certificate that the global Debt Security shall be so exchangeable. To the extent that the global Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct the Trustee or any Security Registrar (if not the Trustee). Debt Securities represented by this global Debt Security that may be exchanged for Debt Securities in definitive form under the circumstances described in this paragraph will be exchangeable only for Debt Securities in definitive form issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any other provision herein, this global Debt Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Issuers and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (including additional interest, if any), or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debt Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons. The Debt Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Issuers in the City of New York, State of New York, for other

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Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

The Debt Securities will not be redeemable prior to maturity.

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Issuers, upon surrender of this Debt Security for registration of transfer at the office or agency of the Issuers in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuers or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations of a like stated maturity and of a like series and aggregate principal amount and with like terms and conditions will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security, the Issuers, the Trustee and any agent of the Issuers or such Trustee may treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Issuers nor the Trustee nor any paying agent nor any Security Registrar for the securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any partner, member, incorporator, stockholder, officer, director or member of the Board of Directors, past, present or future, as such, of the Issuers or of any predecessors or successors, or any of their assets, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

The Depository by acceptance of this global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this global Debt Security unless such beneficial interest is in an amount equal to an authorized minimum denomination for Debt Securities of this series.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL DEBT SECURITY

The following increases or decreases in this global Debt Security have been made:

Date of Exchange	Amount of decrease in principal amount of this global Debt Security	Amount of increase in principal amount of this global Debt Security	Principal amount of this global Debt Security following such decrease or increase	Signature of authorized signatory of Trustee

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